EXHIBIT 99.2

KAREN YAGNESAK, DIRECTOR OF MARKETING AND COMMUNICATIONS:
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Good afternoon and welcome to FindWhat.com's conference call pertaining to Q1
2004 earnings, and the update on our merger with Espotting Media Inc.

I'd like to remind everyone that today's comments will include forward-looking statements. These statements are subject to risks and uncertainties that may cause actual results and events to differ materially. These risks and uncertainties will be discussed toward the end of this conference call and are also detailed in FindWhat.com's filings with the Securities and Exchange Commission.

In addition FindWhat.com and Espotting Media has filed a registration statement with the SEC relating to the acquisition of Espotting, including Amendment No. 1, thereto filed April 22, 2004. We urge you to read those materials, which contain more detailed information about the acquisition.

To comply with the SEC's guidance on "fair and open disclosure," we have made this conference call publicly available via webcast at http://www.vcall.com/CEPage.asp?ID=87982 and a replay of the conference call will be available at the same URL and on the company website for 90 days after the call. I'd now like to turn the call over to Craig Henderson-Pisaris.

CRAIG PISARIS-HENDERSON, CHAIRMAN, CHIEF EXECUTIVE OFFICER, AND PRESIDENT:
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Thank you Karen and welcome to FindWhat.com's Q1 conference call. With
FindWhat.com taking on a more diversified business model and a new divisional structure to support that model, Q1's record setting results demonstrate our team's ability to execute on our vision of building a robust, global marketing company. Doing so further differentiates FindWhat.com from others in our sector while maintaining a leading position within the US performance-based market place.

A few highlights from the quarter include the following:

o Q1 marked the 18th consecutive quarter of increased sequential revenue, exceeding guidance by $2.7 million.

o Q1 also marked the 12th consecutive quarter of increased sequential adjusted pre-tax income, with our adjusted pre-tax income per share coming in $0.05 above expectations.

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o        We closed our first acquisition in January with Miva, followed by a second with Comet Systems in the final days of March - giving FindWhat.com a more diversified business and revenue structure for the years ahead.

o We launched our private-label initiative with Verizon, taking a leading position in the local pay-per-click market place.

o We announced a new relationship with Thomas Global Register forming ThomasB2B.com to create a leader in the performance-based B2B-advertising market place.

o And today we have announced our expected closing date for the Espotting transaction, which we believe will create the leading, independent global provider serving online businesses in 11 countries on 3 continents.

It is also my pleasure to report that due to our continued success, the closing of the Comet transaction, and the expected closing of Espotting, we are increasing our full year 2004 revenue guidance to $174 Million and our full year 2004 EBITDA guidance to $34 Million.

As you can see from this summarized list of highlights, we have been extremely busy thus far in 2004 and are delighted with the development of all the points mentioned above. With this said, I'd like to thank all of our team members, it is through your "100% In" attitude and efforts that we have continued to grow and maintain a leadership position within the industry.

Before turning the call over to Brenda and Phillip for an overview of our financial and operational details, I'd like to take a moment to update the investment community on FindWhat.com's strategy and how it may differ from others in our sector.

Over the past few quarters, as we have announced new relationships, some have asked how each new initiative relates to the others. To help give clarity internally and externally, we have summarized our strategy with 3 words - Find-Get-Keep. In short, our goal is to help global online businesses FIND high quality sales prospects - GET those prospects to convert into customers - and to KEEP those customers coming back through retention based marketing efforts.

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As most of you know, in Q4 2003 we took a positive step in defining this vision by creating our Merchant Services and FindWhat.com Network divisions, each focused on specific products and services. With the expected closing of the Espotting transaction, we anticipate adding an additional division focusing on the European performance-based marketplace. We anticipate the divisions will work together to provide a full range of find-get-keep services to our global customer base.

While there is much to do in 2004 to integrate the aforementioned services, we are keenly aware of other opportunities that fit within our FIND-GET-KEEP strategy, that would be valuable to our customers and further solidify our position in the market place. That said, as we move forward on integrating our services and looking into new opportunities, we will continue to be clear in our objectives, prudent in our decisions and highly efficient in our execution. We are optimistic about the marketplace and our position in it and will continue to move aggressively on all fronts.

At this point, I will turn the call over to Brenda for a detailed overview of our financial statements... Brenda...

BRENDA AGIUS, SENIOR VICE PRESIDENT OF FINANCE:
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Thank you Craig, I'm pleased to report that in Q1 we continued to meet and exceed our financial objectives. In fact, Q1 2004 represents our 18th quarter of sequential revenue growth.

First I will discuss the Company's first quarter financial results in detail, and then turn it over to Phillip:

Starting with revenue;

Q1 2004's consolidated revenue was approximately $24.7 million dollars; this exceeded our original revenue projection by more than $2.7 million. When compared to last year, our Q1 2004 consolidated revenue exceeds Q1 2003's revenue of $15.8 million by approximately $8.8 million dollars or 56%. It is important to note that revenue for Q1 2004 included a full quarter of Miva, which we acquired on January 1st, 9 full days of Comet Systems which we acquired on March 22nd, and the initial launch of our private label deal with Verizon. Although Miva, Comet and Verizon contributed to the overall revenue growth in Q1, they accounted for less than $1 million of our revenue, with the majority of our revenue growth attributable to the FindWhat.com Network.

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With revenue growth out of the way, this would be a good time to talk about the measures which, in addition to GAAP figures, we believe will best record our financial performance moving forward. We now have a significant amount of non-cash amortization expense in connection with the acquisitions of Miva and Comet, and beginning in July, from our merger with Espotting. As such, in order to fairly judge and compare our financial performance from period-to-period, and year-to-year, we believe that there are three non-GAAP measures on which the company can be fairly assessed. They are, EBIDTA, Adjusted Pre-tax Income, and Adjusted Pre-tax Income Per Diluted Share. We define EBITDA as earnings before interest, taxes, deprecation and amortization. Adjusted Pre-tax Income is defined as GAAP pre-tax income plus amortization expense, and Adjusted Pre-tax Income Per Diluted Share is adjusted pre-tax income divided by the number of diluted shares outstanding.

Now let's discuss how well we did with regard to these three measures. In Q1 2004 we realized approximately $6.8 million in EBITDA, which represents an increase of 49% over Q1 2003's EBITDA of $4.6 million. Our adjusted pre-tax income in Q1 2004 was approximately $6.4 million, or $0.27 per diluted share. This represents an increase of 48% over Q1 2003's adjusted pre-tax income of $4.3 million, or $0.20 per diluted share.

Turning now to our Q1 2004 EBITDA margins. It is easy to calculate that our EBITDA margins in Q1 2004 were 28%, equal to our full year 2003 EBITDA margins. However, looking ahead we recognize that our full year 2004 EBITDA margins will decline, not as a result of an increase in the amount of revenue we share with our FindWhat.com Network distribution partners, which was relatively flat in Q1 at approximately 50% of our FindWhat.com Network revenue, but primarily due to lower margins for the businesses we are integrating during the year. What's more, we are focused on growing the FindWhat.com Network, as well as committed to investing in, and integrating our three new private label partners Mitsui, Verizon, and our new joint venture partnership with Thomas Global Register; finally, we are determined to maintain the momentum of our M&A strategy. To that end, we believe that the foundation we lay today will ensure strong and stable positive returns tomorrow, and that foundation is built by advancing our technological, human and capital resources. Having said that, we expect our EBITDA margins will be approximately 27% in Q2 2004, and primarily as a result of closing Espotting on July 1, they will drop to approximately 16% in the second half of the year. We do expect that we can push the margins of the businesses we are aggregating back above 20% in late 2005, as our private label initiatives mature, and as we benefit from integrating the FindWhat.com Network more fully with Miva, Comet, and upon closing, Espotting, to pursue opportunities that we would not have as separate companies.

Turning toward our balance sheet, cash and cash equivalents at March 31st were approximately $55 million dollars, a decline from December 31, 2003's balance of $59 million, which is due to the purchase price cash component of Miva and Comet Systems. We have $158,000 in long-term debt, and have secured a $10 million dollar line of credit, which as of today remains untouched.

Finally, I would like to highlight the remainder of what we anticipate for 2004, and then Phillip can provide greater detail on the overall 2004 financial outlook. Assuming we close Espotting on July 1, 2004, we estimate total 2004 revenue of $174 million dollars, which represents a 141% increase over our 2003 revenue of $72 million dollars. EBITDA for full year 2004 is estimated at $34 million, which represents a 70% increase over 2003's EBITDA of $20 million.

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Adjusted pre-tax income is estimated to increase 67% in 2004 to $31.5 million, or $1.08 per diluted share, which assumes average diluted shares outstanding of
29.2 million. This compares to 2003's adjusted pre-tax income of $18.9 million, or $0.85 per diluted share, when we had 22.1 million diluted shares outstanding.

This concludes the Q1 2004 financial highlights; I will now turn the call over to Phillip

Thank you,

PHILLIP THUNE, CHIEF OPERATING OFFICER AND CHIEF FINANCIAL OFFICER:
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Thanks Brenda.

Q1 started strongly, and as a result we posted a terrific quarter, with revenue up 17% over Q4 2003, helped in part by the addition of Miva's results for a full quarter, and Comet's results for nine days. Our current projection for Q2 2004 is for a sequential revenue increase of 9%, primarily due to including Comet's results for a full quarter. Interestingly, as we diversify our revenue streams across different geographies and platforms, the businesses of the FindWhat.com Network, Comet, and Espotting all have similar seasonal patterns tied to Internet usage, and we are seeing them combine to begin Q2 at a slower pace than Q1. We believe that pace will increase, leading to our current estimates for Q2 and the remainder of 2004.

We have assumed moderate contributions from our most recently announced private label deals, as Verizon is the only one expected to generate traffic in Q2, and even it has not yet been fully launched with an automated sign-up capability still to be offered.

We are very pleased with the progress that Espotting has made, as their calendar Q1 results were much better than we had anticipated. Their strong start reinforces our view that, assuming completion of the deal in July and no material changes in exchange rates, Espotting will be an accretive deal to FindWhat.com shareholders within a few months of the closing. Specifically, we mean that in Q4 2004, we believe Espotting can increase our adjusted pre-tax income per diluted share above what it would have been without the merger.

On the expense side, we continue to invest in the future, including integration activities, which do have an impact on near-term EBITDA margins. As Brenda addressed, we believe that once we pass the integration phase of our mergers and acquisitions, and our new private label deals become more mature, our currently anticipated collection of businesses and business lines have room for margin improvement. This will come from leveraging some of the cross-divisional

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opportunities we are creating. One example is our recent announcement of the launch of Miva Marketplace 2.0. The launch is the first of we believe many examples where the deals we are doing open up opportunities that did not exist for us as a stand-alone business. Miva Marketplace 2.0 offers tens of thousands of Miva Merchant users with keyword-targeted, pay-per-click advertising services, accessible from special controls in the Miva Merchant version 4.23 administrative interface, built specifically to interact with the FindWhat.com Network Account Manager. In simpler terms, that means it will be very easy for tens of thousands of Miva Merchants to sign up to bid on keywords in the FindWhat.com Network, and receive highly targeted leads to help their businesses. Clearly, Miva's software offerings gain appeal if they can help online stores throughout the customer lifecycle, and Miva Marketplace 2.0 is a big step in that direction.

Throughout 2004, we plan on continuing to announce the benefits of combining forces with Miva, Comet, and soon Espotting, as well as with our private label partners. Now, let me turn it back to Craig.

CRAIG PISARIS-HENDERSON, CHAIRMAN, CHIEF EXECUTIVE OFFICER, AND PRESIDENT:
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Thank you Phillip. Again, I would like to thank all of you for attending our Q1
2004 conference call and again thank all of the FindWhat.com team members for their "100% In" attitudes and efforts in making FindWhat.com a global leader.

At this point we will turn the call over to the operator for the Q&A session.

[Q&A session omitted]


KAREN YAGNESAK, DIRECTOR OF MARKETING AND COMMUNICATIONS:
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This conference call has contained certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words or expressions such as "plan," "intend," "believe" or "expect," or variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. Key risks are described in FindWhat.com's reports filed with the U.S. Securities and Exchange Commission, including the Amendment No. 1 to the Form S-4 filed on April 22, 2004. The forward-looking statements herein include, without limitation, statements addressing future financial and operating results; statements regarding growth strategies; statements relating to the expected financial performance of recent initiatives; and statements regarding integration of the businesses of Miva and Comet. In addition, past performance cannot be relied upon as a guide to future performance.

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The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: potential that the information and estimates used to predict anticipated revenues and expenses were not accurate; potential that demand for our services will not continue to increase; the risk that we will not be able to continue to enter into new online marketing relationships to drive qualified traffic to our advertisers; risks associated with our ability to compete with competitors and increased competition for distribution partners; political and global economic risks attendant to our business; other economic, business and competitive factors generally affecting our business; the risk that operation of our business model infringes upon intellectual property rights held by others; our reliance on distribution partners for revenue generating traffic; risk that our merger with Espotting or mergers or alliances with other companies which are or may be evaluated in the future will not be consummated; difficulties executing integration strategies or achieving planned synergies with Miva, Comet and other acquired businesses and private label initiatives. Readers also should note that the forward-looking statements may be impacted by several additional factors, including the failure of our existing infrastructure to adequately support our private label initiatives; the failure of our private label partners to successfully create and manage paid listings networks; risk that the development and implementation of foreign language versions of our technology will be delayed or not completed when expected; risk that development, implementation and integration costs associated with our private label services will be higher than anticipated; and the inability of our private label partners to leverage off of their existing client base and potential distribution partners.

We want you to know about some Additional Information And Where To Find It

FindWhat.com has filed relevant documents concerning its proposed merger with Espotting with the Securities and Exchange Commission, including an amended Registration Statement on Form S-4 on April 22, 2004, containing a joint proxy statement/prospectus. FindWhat.com urges investors to read these documents because they will contain important information. Investors will be able to obtain the joint proxy statement/prospectus and any other documents that may be filed by FindWhat.com with the Commission free of charge at the Commission's web site (http://www.sec.gov) or by directing a request after such a filing has been made to FindWhat.com, 5220 Summerlin Commons Blvd., Suite 500, Fort Myers, FL 33907, Tel: (239) 561-7245, Attn: Brenda Agius.

FindWhat.com and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information about FindWhat.com directors and executive officers and their ownership of FindWhat.com voting securities is set forth in the Company's Joint Proxy Statement/Prospectus for the Annual Meeting of Stockholders to be held on June 4, 2004, filed with the Commission on April 22, 2004. Additional information about the interests of those participants may be obtained from reading the definitive joint proxy statement/prospectus regarding the proposed transaction with Espotting.

That concludes our call today; thank you for listening.